Exhibit 99.1

Ciena Reports Unaudited Fiscal First Quarter 2009 Results

Reduces operating expenses 12% sequentially; Details additional cost-reduction actions

LINTHICUM, Md.--(BUSINESS WIRE)--March 5, 2009--Ciena® Corporation (NASDAQ:CIEN), the network specialist, today announced unaudited results for its fiscal first quarter ended January 31, 2009. The Company also detailed savings it expects from cost-reduction actions that have been and will be implemented.

Revenue for the fiscal first quarter 2009 totaled $167.4 million, representing a 7% sequential decrease from fiscal fourth quarter 2008 revenue of $179.7 million, and a decrease of 26% over the same period a year ago, when Ciena reported revenue of $227.4 million.

On the basis of generally accepted accounting principles (GAAP), Ciena’s net loss for the fiscal first quarter 2009 was $(24.8) million, or $(0.27) per common share. This compares to fiscal fourth quarter 2008 GAAP net loss of $(25.4) million, or $(0.28) per common share, and a reported GAAP net income of $28.8 million, or $0.28 per diluted common share, for the same period a year ago.

Ciena’s adjusted (non-GAAP) net loss for the fiscal first quarter 2009 was $(8.3) million, or $(0.09) per common share. This compares to fiscal fourth quarter 2008 adjusted (non-GAAP) net loss of $(9.2) million, or $(0.10) per common share, and adjusted (non-GAAP) net income of $49.6 million, or $0.47 per diluted common share for the fiscal first quarter 2008. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is provided in the table in Appendix A.

“We are managing our business with the expectation that current macroeconomic realities will continue to pressure our customers’ spending levels,” said Gary Smith, Ciena’s CEO and president. “With operating expenses down sequentially 12% from our fiscal fourth quarter, this quarter’s results reflect the benefit of company-wide cost-control initiatives, and we continue to take steps to drive efficiencies and more tightly align our resources with market opportunities. At the same time, we are preserving our strategic capabilities and competitive advantage by prioritizing key product, technology and market initiatives.”

Headcount Reductions and Facility Closure

On Wednesday, March 4, Ciena took action to effect a headcount reduction of 200 employees, or 9% of its global workforce, with reductions occurring across every organization and geography. As part of this action, the Company will close its Acton, Massachusetts, research and development facility during the course of the next four months. Ongoing development work previously conducted at the Acton facility will be consolidated on a functional basis with related efforts already in progress at other Ciena locations.

“We expect that, over the next few quarters, the combination of the cost-reduction initiatives we implemented during our fiscal first quarter and the headcount- and facilities-related cost reductions we’ve announced today will reduce our adjusted (non-GAAP) quarterly operating expenses to approximately $80 million,” said Smith.

In addition to development activities in Acton and at its headquarters in Linthicum, Maryland, Ciena has development facilities in Alpharetta, Georgia; Kanata, Ontario; San Jose, California; Spokane, Washington; and Gurgaon, India. At the end of its fiscal first quarter, Ciena employed 2,238 people worldwide.

First Quarter 2009 Performance Summary

  Achieved $167.4 million in revenue.
  Continued to expand global footprint with non-US customers contributing 41% of total revenue in the quarter.
  Inclusive of a $6.5 million charge for excess and obsolete inventory, attained an overall GAAP gross margin of 43% with product gross margin of 45% and services gross margin of 31%.
  Reduced GAAP operating expenses by 12% sequentially, from $111.6 million in the fiscal fourth quarter 2008 to $98.6 million in the fiscal first quarter 2009.
  Lowered adjusted (non-GAAP) operating expenses by 12% sequentially, from $96.2 million in the fiscal fourth quarter 2008 to $84.4 million in the fiscal first quarter 2009.
  Ended the quarter with cash, cash equivalents and short- and long-term investments of $1.1 billion, using $0.9 million in cash for operations during the quarter.

First Quarter 2009 Customer and Product Summary

  In partnership with Caltech, delivered the industry’s first true 100G payload transmission over a single wavelength during the Supercomputing Conference 2008.
  RCN Metro Optical Networks deployed Ciena’s CN 4200® FlexSelect® Advanced Services Platform family to enable the delivery of assured, high-capacity transport services in managed optical networks. RCN Metro also joined Ciena’s BizConnect global partner program as a designated Managed Services Provider partner.
  GTS Energis enhanced its core optical backbone and metro networks with Ciena’s CoreStream® Agility Optical Transport System and CN 4200 FlexSelect Advanced Services Platform.
  Northwestern University deployed the CN 4200 RS FlexSelect Advanced Services Platform with reconfigurable optical add/drop multiplexer (ROADM) functionality to increase network capacity across the University’s campuses in support of research collaboration and resource sharing for its scientific and educational communities.

Business Outlook

“With the current macroeconomic and industry volatility, and as our customers continue to delay and more carefully scrutinize capital expenditures, our short-term visibility is extremely limited. As a result, we are not in a position to provide revenue guidance for the fiscal second quarter 2009,” said Smith. “In the near term we continue to manage the business with the objective of preserving both the strength of our balance sheet and our strategic capabilities, while working to achieve breakeven as-adjusted net income and cash-flow, and we believe our cost-reduction initiatives are an integral component of achieving this goal.”

“With our revised operating expense level, we’ve sized the business to roughly breakeven as-adjusted net income and cash flow if we achieve revenue and gross margin at approximately fiscal first quarter levels,” continued Smith. “We remain confident in the fundamental demand drivers of our target markets and focused on our long-term goal of emerging from this challenging period positioned to drive future revenue and EPS growth.”

Live Web Broadcast of Unaudited Fiscal First Quarter 2009 Results

Ciena will host a discussion of its unaudited fiscal first quarter 2009 results with investors and financial analysts today, Thursday, March 5, 2009 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena’s homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena’s website at: http://www.ciena.com/investors.

Note to Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-K, which Ciena filed with the Securities and Exchange Commission on December 23, 2008. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: We expect that, over the next few quarters, the combination of the cost-reduction initiatives we implemented during our fiscal first quarter and the headcount- and facilities-related cost reductions we’ve announced today, will reduce our adjusted (non-GAAP) quarterly operating expenses to approximately $80 million; with the current macroeconomic and industry volatility, and as our customers continue to delay and more carefully scrutinize capital expenditures, our short-term visibility is extremely limited; as a result, we are not in a position to provide revenue guidance for the fiscal second quarter 2009; in the near term we continue to manage the business with the objective of preserving both the strength of our balance sheet and our strategic capabilities, while working to achieve breakeven as-adjusted net income and cash-flow, and we believe our cost-reduction initiatives are an integral component of achieving this goal; with our revised operating expense level, we’ve sized the business to roughly breakeven as-adjusted net income and cash flow if we achieve revenue and gross margin at approximately fiscal first quarter levels; and we remain confident in the fundamental demand drivers of our target markets and focused on our long-term goal of emerging from this challenging period positioned to drive future revenue and EPS growth. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expenses, income from operations, net income and net income per share. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. For a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release, see Appendix A.

About Ciena

Ciena specializes in practical network transition. We offer leading network infrastructure solutions, intelligent software and a comprehensive services practice to help our customers use their networks to fundamentally change the way they compete. With a growing global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. For more information, visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended January 31,
	2008	2009
Revenues:
Products	$201,790	$139,717
Services	25,626	27,683
Total revenue	227,416	167,400

Costs:
Products	91,387	76,367
Services	19,460	19,190
Total cost of goods sold	110,847	95,557
Gross profit	116,569	71,843
Operating expenses:
Research and development	35,444	46,700
Selling and marketing	33,608	33,819
General and administrative	22,628	11,585
Amortization of intangible assets	6,470	6,404
Restructuring cost	-	76
Total operating expenses	98,150	98,584
Income (loss) from operations	18,419	(26,741)
Interest and other income, net	19,082	4,660
Interest expense	(7,358)	(1,844)
Loss on cost method investments	-	(565)
Income (loss) before income taxes	30,143	(24,490)
Provision for income taxes	1,336	341
Net income (loss)	$28,807	$(24,831)
Basic net income (loss) per common share	$0.33	$(0.27)
Diluted net income (loss) per potential common share	$0.28	$(0.27)
Weighted average basic common shares outstanding	86,910	90,620
Weighted average dilutive potential common shares outstanding	109,009	90,620

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

ASSETS
	October 31,	January 31,
Current assets:	2008	2009
Cash and cash equivalents	$550,669	$534,985
Short-term investments	366,336	387,618
Accounts receivable, net	138,441	130,477
Inventories	93,452	91,283
Prepaid expenses and other	35,888	34,186
Total current assets	1,184,786	1,178,549
Long-term investments	156,171	146,446
Equipment, furniture and fixtures, net	59,967	59,390
Goodwill	455,673	455,673
Other intangible assets, net	92,249	84,194
Other long-term assets	75,748	76,299
Total assets	$2,024,594	$2,000,551

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$44,761	$50,194
Accrued liabilities	96,143	86,219
Restructuring liabilities	1,668	611
Income taxes payable	-	1,162
Deferred revenue	36,767	35,578
Total current liabilities	179,339	173,764
Long-term deferred revenue	37,660	36,316
Long-term restructuring liabilities	2,557	2,403
Other long-term obligations	8,089	7,966
Convertible notes payable	798,000	798,000
Total liabilities	1,025,645	1,018,449
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 290,000,000 shares authorized; 90,470,803 and 90,673,622 shares issued and outstanding	905	907
Additional paid-in capital	5,629,498	5,638,048
Accumulated other comprehensive loss	(1,275)	(1,843)
Accumulated deficit	(4,630,179)	(4,655,010)
Total stockholders' equity	998,949	982,102
Total liabilities and stockholders' equity	$2,024,594	$2,000,551

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,
	2008	2009
Cash flows from operating activities:
Net income (loss)	$28,807	$(24,831)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of discount on marketable securities	(1,296)	(863)
Non-cash loss on cost method investments	-	565
Depreciation and amortization of leasehold improvements	3,949	5,097
Share-based compensation	6,881	8,494
Amortization of intangibles	7,438	8,055
Deferred tax provision	471	-
Provision for doubtful accounts	25	42
Provision for inventory excess and obsolescence	5,794	6,548
Provision for warranty	2,914	2,541
Other	1,118	229
Changes in assets and liabilities:
Accounts receivable	(40,586)	7,922
Inventories	(6,696)	(4,379)
Prepaid expenses and other	5,413	(147)
Accounts payable, accruals, and other obligations	6,383	(8,781)
Income taxes payable	(5,576)	1,162
Deferred revenue	(1,376)	(2,533)
Net cash provided by (used in) operating activities	13,663	(879)
Cash flows from investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(6,666)	(6,140)
Restricted cash	(263)	(84)
Purchase of available for sale securities	-	(195,538)
Proceeds from maturities of available for sale securities	564,376	186,853
Net cash provided by (used in) investing activities	557,447	(14,909)
Cash flows from financing activities:
Repayment of 3.75% convertible notes payable	(542,262)	-
Proceeds from issuance of common stock and warrants	1,254	58
Net cash provided by (used in) financing activities	(541,008)	58
Effect of exchange rate changes on cash and cash equivalents	143	46
Net increase (decrease) in cash and cash equivalents	30,102	(15,730)
Cash and cash equivalents at beginning of period	892,061	550,669
Cash and cash equivalents at end of period	$922,306	$534,985

Supplemental disclosure of cash flow information
Cash paid (refunded) during the period for:
Interest expense	$12,403	$2,188
Income taxes, net	$557	$(695)
Non-cash investing and financing activities
Cash paid during the period for:
Purchase of equipment in accounts payable	$1,355	$641

APPENDIX A - Reconciliation of Adjusted (Non-GAAP) Quarterly Measures

	Quarter Ended
	January 31,	October 31,	January 31,
	2008	2008	2009

Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$116,569	$81,131	$71,843
Share-based compensation-product	565	604	713
Share-based compensation-services	246	370	397
Amortization of intangible assets	-	683	683
Total adjustments related to gross profit	811	1,657	1,793
Adjusted (non-GAAP) gross profit	$117,380	$82,788	$73,636
Adjusted (non-GAAP) gross profit percentage	52%	46%	44%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expenses	$98,150	$111,597	$98,584
Stock compensation research and development	1,177	1,603	2,566
Stock compensation sales and marketing	2,464	2,512	2,703
Stock compensation general and administrative	2,209	1,859	2,419
Amortization of intangible assets	6,470	8,363	6,404
Litigation settlement	7,700	-	-
Restructuring cost	-	1,110	76
Total adjustments related to operating expenses	20,020	15,447	14,168
Adjusted (non-GAAP) operating expenses	$78,130	$96,150	$84,416

Income (Loss) from Operations Reconciliation (GAAP/non-GAAP)
GAAP income (loss) from operations	$18,419	$(30,466)	$(26,741)
Total adjustments related to gross profit	811	1,657	1,793
Total adjustments related to operating expenses	20,020	15,447	14,168
Adjusted (non-GAAP) income (loss) from operations	$39,250	$(13,362)	$(10,780)
Adjusted (non-GAAP) operating margin percentage	17%	(7%)	(6%)

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net (loss) income	$28,807	$(25,396)	$(24,831)
Total adjustments related to gross profit	811	1,657	1,793
Total adjustments related to operating expenses	20,020	15,447	14,168
Realized gain on marketable debt investments, net	-	(13)	-
Loss on cost method investment	-	-	565
Gain on early extinguishment of debt	-	(932)	-
Adjusted (non-GAAP) net income (loss)	$49,638	$(9,237)	$(8,305)

Weighted average basic common shares outstanding	86,910	90,413	90,620
Weighted average basic common and dilutive potential common shares outstanding	109,009	90,413	90,620

Net Income (Loss) per Common Share (GAAP/non-GAAP)
GAAP diluted net income (loss) per common share[1]	$0.28	$(0.28)	$(0.27)
Adjusted (non-GAAP) diluted net income (loss) per common share[1]	$0.47	$(0.10)	$(0.09)

[1] Note that calculating GAAP and adjusted (non-GAAP) diluted earnings per common share requires adding to net income interest expense of approximately $1.8 million (associated with Ciena's 0.25% and 0.875% convertible senior notes) in the fiscal first quarter 2008.

The adjusted (non-GAAP) measures above and their reconciliation to Ciena’s GAAP results for the periods presented reflect adjustments relating to the following items:

  Share-based compensation cost – a non-cash expense incurred in accordance with SFAS 123(R).
  Amortization of intangible assets – a non-cash expense arising from acquisition of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.
  Litigation settlement – included in general and administrative expenses during fiscal first quarter 2008 is expense associated with a litigation settlement that Ciena believes is not reflective of its ongoing operating costs.
  Restructuring costs – infrequent costs incurred as the result of restructuring activities (or in the case of recoveries, previous restructuring activities) taken to align resources with perceived market opportunities that Ciena believes are not reflective of its ongoing operating costs.
  Realized gain on marketable debt investments – an infrequent gain related to Ciena’s investments in commercial paper issued by two structured investment vehicles (SIVs) exposed to market risks stemming from mortgage-related assets.
  Loss on cost method investment – Ciena recognized a $0.6 million loss in fiscal first quarter 2009.
  Gain on early extinguishment of debt – an infrequent gain related to the early extinguishment of outstanding debt.

CONTACT:
Press Contact:
Nicole Anderson
Ciena Corporation
410-694–5786
pr@ciena.com
or
Investor Contact:
Marie Downing
Ciena Corporation
888-243-6223
ir@ciena.com